As filed with the Securities and Exchange Commission on April 26, 2023

Registration Nos.	333-271252
333-271253

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 (No. 333-271252)
POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 (No. 333-271253)
FORM S-8
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

Navitas Semiconductor Corporation
(Exact name of registrant as specified in its charter)

Delaware	85-2560226
(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification Number)

3520 Challenger Street
Torrance, California 90503-1640
(Address of Principal Executive Offices) (Zip Code)

Navitas Semiconductor 2022 Employee Stock Purchase Plan
Navitas Semiconductor Corporation 2021 Equity Incentive Plan
(Full title of the plan)

Paul D. Delva
Sr. V.P., General Counsel and Secretary
Navitas Semiconductor Corporation
3520 Challenger Street
Torrance, California 90503-1640
(Name and address of agent for service)
(844) 654-2642
Telephone number, including area code, of agent for service

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of Securities Act. ☐

EXPLANATORY NOTE

This post-effective amendment no. 1 to the registration statement on Form S-8 (No. 333-271252) and post-effective amendment no. 1 to the registration statement on Form S-8 (No. 333-271253), each initially filed on April 14, 2023, is being filed solely to amend each registration statement to include the Consent of Independent Auditors filed herewith as Exhibit 23.3 and Exhibit 23.4, respectively. Except for the addition of the applicable consent, each of the foregoing registration statements (including exhibits) is unchanged from the previous filing. This amendment should be read in conjunction with the respective initial filings on Form S-8.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this post-effective amendment no. 1 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Torrance, California, on April 26, 2023.

NAVITAS SEMICONDUCTOR CORPORATION
By:	/s/ Gene Sheridan
Gene Sheridan
President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this post-effective amendment no. 1 has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title
/s/ Gene Sheridan Gene Sheridan	President, Chief Executive Officer and Director (principal executive officer)	April 26, 2023
/s/ Ron Shelton Ron Shelton	Sr. V.P., Chief Financial Officer and Treasurer (principal financial and accounting officer)	April 26, 2023
* Daniel Kinzer	Chief Operating Officer, Chief Technology Officer and Director	April 26, 2023
* Richard J. Hendrix	Director	April 26, 2023
* Brian Long	Director	April 26, 2023
* David Moxam	Director	April 26, 2023
* Dipender Saluja	Director	April 26, 2023
* Gary K. Wunderlich, Jr.	Director	April 26, 2023

* By: /s/ Paul D. Delva, as attorney-in-fact
EXHIBIT INDEX

Exhibit No.	Description of Exhibit
23.3	Consent of CohnReznick LLP (as to Registration No. 333-271252)
23.4	Consent of CohnReznick LLP (as to Registration No. 333-271253)